UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 3, 2007
FIRST BANCORP.
(Exact Name of Registrant as Specified in its Charter)

001-14793
(Commission File Number)

Puerto Rico	66-0561882
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation)	Identification No.)
1519 Ponce de Leon
San Juan, Puerto Rico 00908-0146
(Address of Principal Executive Offices) (Zip Code)
(787) 729 8200
(Registrant’s Telephone Number, including Area Code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
On July 9, 2007, First BanCorp. (the “Corporation”) issued a press release announcing, among other things, its audited results of operations for the year ended December 31, 2006 and the filing of the Annual Report on Form 10-K for the year ended December 31, 2006. A copy of the press release is attached hereto as Exhibit 99.1.
The Corporation has reported net interest margin on a tax equivalent basis excluding the unrealized changes in the fair value of derivative instruments. The Corporation included this non-GAAP financial measure in the release because it believes that the net interest income on a tax equivalent basis, which considers the interest expense disallowance required by Puerto Rico law, and the exclusion of the unrealized changes in the fair value of derivative instruments and the basis adjustments from the non-GAAP measure provides meaningful information to investors about the Corporation’s net interest margin and facilitates period-over-period comparability and analysis since net interest income generated on a substantial portion of the Corporation’s assets is tax exempt and the changes in the fair value of the derivative instruments and the basis adjustment have no effect on interest earned or interest due on the corporation’s interest-earning assets and interest-bearing liabilities. Investors should be aware that non-GAAP measures have inherent limitations and should be read only in conjunction with the Corporation’s consolidated financial data prepared in accordance with GAAP.
The information furnished pursuant to this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any of the Corporation’s filings under the Securities Act of 1933, as amended, unless otherwise expressly stated in such filing.

Item 4.02	Non Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
During the preparation of the 2006 Consolidated Statements of Cash Flows, management became aware of several items that were incorrectly classified for the years ended December 31, 2005 and 2004. The classification errors related to, among other things, the treatment of discounts and the related accretion activity on the zero coupon securities purchased by the Corporation. The accretions of the discounts were incorrectly presented within cash flows related to investing activities, instead of cash flows from operating activities. Also, management noted that the cash flows from the disposition of repossessed assets were included as part of operating activities, instead of investing activities, for the same periods. Management also noted that, upon the purchase of zero coupon bonds and agency discount notes, the amounts presented under investing activities as purchases were the par amount of the security rather than the actual cash paid for the security and the discounts on the securities were being presented as a principal repayment/maturity rather than being excluded from the cash flow statement. Management is also correcting in note 28 to the 2006 consolidated financial statements, Supplemental Cash Flow Information, the 2005 and 2004 amounts of cash paid for interest which was previously presented in note 29 to the 2005 and 2004 consolidated financial statements.
On July 3, 2007, management recommended to the Corporation’s Audit Committee that the Consolidated Statements of Cash Flows and note 29 in the Corporation’s Consolidated Financial Statements for the years ended December 31, 2005 and 2004 be corrected to properly present the above items and certain other items that were considered to be immaterial. The Audit Committee agreed with management’s recommendation, after discussing the conclusion with PricewaterhouseCoopers LLP, the Corporation’s independent registered public accounting firm. Accordingly, the Corporation’s management and Audit Committee have concluded that the Corporation’s previously issued Consolidated Financial Statements included in its Annual Report on Form 10-K for the year ended December 31, 2005 and included in Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 2004 should no longer be relied upon because of the errors described above in the consolidated statements of cash flows for such periods and the Supplemental Cash Flow Information included in notes 28 to such Consolidated Financial Statements.

The necessary corrections to the Consolidated Statements of Cash Flows, and note 29 to the Consolidated Financial Statements, for the years ended December 31, 2005 and 2004 are reflected in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which is being filed concurrently with this Current Report on Form 8-K. These corrections have no impact on the net increase (decrease) in the total Cash and cash equivalents set forth in the Consolidated Statements of Cash Flows for 2005 or 2004. Furthermore, the corrections have no effect on the Corporation’s Consolidated Statements of Income (including but not limited to net income and earnings per share), Consolidated Statements of Financial Condition or Consolidated Statements of Changes in Stockholder’s Equity for 2005 or 2004.
Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated July 9, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 2007	FIRST BANCORP

	By: Name:	/s/ Fernando Scherrer Fernando Scherrer
	Title:	Executive Vice President and Chief
Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated July 9, 2007